Exhibit 99.1

NEWS	Overnite Corporation
P.O. Box 1216
Richmond, VA 23218-1216
(804) 231-8000

April 28, 2005
Contact:
Ira Rosenfeld, Director, OTC
Corporate Communications
(804) 291-5362
Irosenfeld@overnite.com

FOR IMMEDIATE RELEASE:

OVERNITE CORPORATION’S FIRST QUARTER NET INCOME INCREASES 51%

RICHMOND, VA.– Overnite Corporation (NASDAQ: OVNT) today reported financial results for the quarter ended March 31, 2005.

First Quarter

Operating revenue for the first quarter was a $418.0 million, an increase of $39.5 million, or 10.4%, from $378.5 million in the first quarter of 2004.

Net income was $11.4 million in the first quarter of 2005, an increase of 51.3% or $3.9 million, as compared to net income of $7.5 million for the first quarter of 2004. First quarter 2005 diluted earnings per share were $0.40 as compared with diluted earnings per share of $0.27 for the first quarter of 2004, an increase of 49.2%.

Operating income for the first quarter of 2005 was $20.3 million as compared to operating income of $14.0 million in the first quarter of 2004.

Overnite’s operating ratio (total operating expenses divided by operating revenue) was 95.1% for the first quarter of 2005, compared to 96.3% for the first quarter of 2004.

First quarter revenue growth reflects a 4.3% increase in tons per day coupled with a 4.0% increase in revenue per shipment, excluding fuel surcharges.

“Our strategy to improve yield by growing our mix of small to mid-sized customers faster than that of large customers is continuing to gain strength and has greatly assisted our yield growth in a stable pricing environment,” said Leo Suggs, Chairman, Chief Executive Officer and President of Overnite Corporation.

Business Outlook

Overnite anticipates second quarter 2005 earnings per diluted share to be $0.71 to $0.76, and earnings per diluted share for the full year of 2005 to be $2.60 to $2.70.

“Our results so far for April have been strong and have bolstered our view about Overnite’s future opportunities,” said Mr. Suggs.

Investor Conference Call and Web Simulcast

Overnite will conduct a conference call on April 29, 2005, at 8:30 a.m. EDT to discuss the first quarter results of 2005, guidance for 2005, and other developments. The number to call for this teleconference is (800) 659-2056 or (617) 614-2714 for international calls. The passcode will be 72472167. Callers should dial in five to ten minutes in advance of the conference call. A replay of the call will be available for 48 hours after the call has been completed by dialing (888) 286-8010 or (617) 801-6888 for international callers and entering passcode 35753567.

The call also will be webcast live via Overnite’s Web site at http://www.ovnt.com and will be archived there for future playback. The webcast will also be available via StreetEvents at http://www.streetevents.com.

Additional information is available at Overnite’s Web site: www.ovnt.com. Overnite’s contact for investors is Mike Mahan, (804) 231-8852. Overnite’s media contact is Ira Rosenfeld, (804) 291-5362.

Overnite Corporation is one of America’s leading less-than-truckload transportation companies. Its principal operating company, Overnite Transportation Company, operates in all 50 states, Canada, Puerto Rico, Guam, the U.S. Virgin Islands and Mexico. Its other operating company, Motor Cargo, is a regional less-than-truckload carrier primarily serving the western United States, Canada and Mexico. Together, they form one of the largest less-than-truckload carriers in the United States with over 200 service centers.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future events, future financial performance, strategy, expectations, competitive environment, regulation and availability of resources.

Forward-looking statements should not be read as a guarantee of future performance or results. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause Overnite’s actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to: whether Overnite is fully successful in implementing its financial and operational initiatives; industry competition, conditions, performance and consolidation; legislative and/or regulatory developments; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts; changes in fuel prices; changes in labor costs; labor stoppages; the outcome of claims and litigation; natural events such as severe weather, floods and earthquakes; and other factors detailed from time to time in the reports that Overnite files with the Securities and Exchange Commission.

Overnite assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited)

(Thousands of Dollars)

	For the three months Ended March 31,
	2005	2004
Operating Revenue	$417,955	$378,531
Operating Expenses:
Salaries, wages and employee benefits	245,384	227,319
Supplies and expenses	44,445	32,550
Operating taxes	15,004	14,009
Claims and insurance	12,161	12,100
Rents and purchased transportation	43,065	41,161
Communication and utilities	5,614	5,535
Depreciation	14,508	15,058
Other	17,430	16,821

Total operating expenses	397,611	364,553

Operating Income	20,344	13,978
Other Income and Expense:
Interest expense	1,351	1,346
Other income	74	39

Income before Income Taxes	19,067	12,671
Income tax expense	7,668	5,137

Net Income	$11,399	$7,534

Net income per share – basic	$0.41	$0.27
Net income per share – diluted	$0.40	$0.27
Number of shares – basic	27,940,691	27,761,944
Number of shares – diluted	28,215,798	27,836,496

Operating Ratio	95.1%	96.3%
Number of workdays	63	64

			Actual	Work Day Adjusted
			% Change
Operating Statistics
Gross Weight hauled (millions of pounds):
LTL(1)	2,251.7	2,204.6	2.1%	3.8%
Truckload(1)	463.2	439.0	5.5	7.2

Total	2,714.9	2,643.6	2.7%	4.3%

Shipments (000’s)
LTL(1)	2,356.0	2,336.1	0.9%	2.5%
Truckload(1)	32.1	30.5	5.2	6.9
Dedicated truckload	24.7	20.1	22.9	24.8

Total	2,412.8	2,386.7	1.1%	2.7%

LTL weight per LTL shipment (pounds)	955.8	943.8	1.3%
Length of Haul (miles)	775.1	774.9	—
LTL revenue including fuel surcharge	$362,338	$334,050	8.5
TL revenue including fuel surcharge	$53,400	$42,473	25.7
LTL revenue per CWT (including fuel surcharge)	$16.09	$15.15	6.2
LTL revenue per CWT (excluding fuel surcharge)	$14.87	$14.54	2.3
TL revenue per CWT (including fuel surcharge)	$6.23	$5.55	12.3
TL revenue per CWT (excluding fuel surcharge)	$5.62	$5.32	5.6

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION

(Unaudited)

	(Thousands of Dollars) As of
	March 31, 2005	December 31, 2004
Assets
Current Assets
Cash and cash equivalents	$40,779	$20,774
Accounts receivable	184,572	171,804
Other current assets	46,828	59,624

Total current assets	272,179	252,202
Net properties	512,476	522,548
Total other assets	102,530	112,650

Total assets	$887,185	$887,400

Liabilities and Common Shareholders’ Equity
Current liabilities	$212,313	$200,121
Non-current liabilities:
Long term debt	85,625	95,625
Other non-current liabilities	161,345	175,118

Total non-current liabilities	246,970	270,743
Common shareholders’ equity	427,902	416,536

Total liabilities and common shareholders’ equity	$887,185	$887,400

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

	(Thousands of Dollars)
	Quarter Ended March 31, 2005	Quarter Ended March 31, 2004
Cash provided by operating activities:
Net income	$11,399	$7,534
Depreciation	14,508	15,058
Change in current assets and liabilities	18,812	3,937
Other	(5,657)	8,288

Cash provided by operating activities	39,062	34,817

Cash used in investing activities:
Capital investment, net of sales proceeds	(4,436)	(5,327)

Cash used in investing activities	(4,436)	(5,327)

Cash provided by (used in) financing activities:
Repayment of debt	(10,000)	(3,125)
Cash overdrafts	(3,491)	–
Dividends paid to shareholders	(1,130)	(1,120)

Cash provided by (used in) financing activities	(14,621)	(4,245)

Net change in cash:	20,005	25,245
Cash at beginning of period	20,774	11,068

Cash at end of period	$40,779	$36,313